Exhibit 99.3

VAXGEN TO ACQUIRE DIADEXUS IN A
STOCK-FOR-STOCK MERGER UNDER REVISED TERMS

May 28, 2010, South San Francisco –VaxGen, Inc. (OTC Bulletin Board: VXGN), a biopharmaceutical company, and diaDexus, Inc., a privately held diagnostics company focused on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease, announced today that they had entered into a definitive agreement under which VaxGen will acquire diaDexus in a stock-for-stock merger.

In connection with the transaction, VaxGen will issue, as merger consideration, common stock equal to approximately 38% of the outstanding shares of the combined company immediately following the merger and VaxGen stockholders will continue to own approximately 62% of the combined company immediately following the merger. As previously announced earlier in May, diaDexus voluntarily suspended the commercialization of its automated PLAC® TIA product. Due to the impact of this suspension, the parties renegotiated the relative ownership of the combined company, as well as certain other terms, from those set forth in the summary of terms announced in April 2010.

If the merger is consummated, upon the closing of the transaction, diaDexus will become a wholly-owned subsidiary of VaxGen, and diaDexus stockholders receiving merger consideration will become stockholders of VaxGen. The officers of the combined company will be the current officers of diaDexus, and the combined company will be renamed diaDexus.

“The VaxGen board of directors and I are very pleased to announce the execution of this merger agreement,” said James P. Panek, VaxGen President. “We believe that this transaction provides VaxGen stockholders a significant ownership position in a revenue generating company which we believe has the potential for significant revenue growth in 2011.”

“We believe the merger provides the opportunity to further increase the awareness and clinical adoption of the PLAC Test,” said Patrick Plewman, President and Chief Executive Officer of diaDexus. “The PLAC ELISA Test for Lp-PLA2 is the only blood test cleared by the FDA to assess risk for coronary heart disease and ischemic stroke, the #1 and #3 cause of death, respectively, in the U.S.”

VaxGen has also agreed to provide a loan to diaDexus in an amount not to exceed $6 million. If the amount of the loan advanced exceeds $4 million, the ownership percentage of diaDexus will be reduced. Certain significant stockholders of diaDexus have also agreed to provide a loan to diaDexus in the amount of $1.5 million. Both loans are secured by the assets of diaDexus, including intellectual property.

The merger is subject to customary closing conditions, including approval of the merger by diaDexus’ stockholders. The merger does not require approval of VaxGen stockholders. The companies anticipate that the merger will close in the 3rd quarter of 2010. Upon the closing of the merger, the board of directors of the combined company would consist of five members, with two members being nominated by VaxGen and three members being nominated by diaDexus.

As of March 31, 2010, VaxGen’s reviewed cash, cash equivalents and marketable securities balance was approximately $31.3 million, and its liabilities and contractual obligations consisted primarily of costs and expenses of its outstanding leases related to its former biopharmaceutical manufacturing operations located in South San Francisco, California.

VaxGen’s South San Francisco facility lease expires in December 2016 and diaDexus’ South San Francisco facility lease expires in June 2011. The combined company will make a decision as to which facility best suits its needs.

The combined company will retain ownership of the milestone and royalty rights associated with VaxGen’s rPA Anthrax vaccine candidate asset sale agreement with Emergent BioSolutions, Inc. Under that agreement, VaxGen is eligible to receive potential milestone payments, as well as royalties from sales of rPA for a period of 12.5 years from first commercial sale. The combined company will also retain certain commercialization rights associated with VaxGen’s HIV/AIDS vaccine candidates licensed to Global Solutions for Infectious Disease, should those candidates ultimately prove to be commercially viable.

In connection with the definitive agreement, VaxGen has entered into voting agreements with certain executive officers, directors and stockholders of diaDexus pursuant to which these parties will agree to vote in favor of the adoption of the merger agreement and against approval of any proposal opposing or in competition with the consummation of the merger.

About VaxGen

VaxGen is a biopharmaceutical company based in South San Francisco, California. The company owns a state-of-the-art biopharmaceutical manufacturing facility with a 1,000-liter bioreactor that can be used to make cell culture or microbial biologic products. The facility is contained within leased premises. For more information, please visit the company’s web site at http://www.vaxgen.com.

About diaDexus

diaDexus is a privately held diagnostics company based in South San Francisco, California. The company is focused on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease. For more information, please visit the company’s web site at http://www.diadexus.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about diaDexus and VaxGen. Such statements include, but are not limited to, statements about the proposed transaction and its potential benefits to the diaDexus and VaxGen stockholders, the expected timing of the completion of the transaction, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products and other statements that are not historical in nature, particularly those that utilize terminology such as “will,” “potential”, “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “estimates” or comparable terminology. Forward-looking statements are based on current expectations and assumptions, and entail various known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus and VaxGen that could cause actual results to differ materially from those expressed in such forward-looking statements include the risk of general business and economic conditions; the failure of the diaDexus stockholders to approve the transaction; the failure of either party to meet any of the other conditions to the closing of the transaction; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; diaDexus’ need for and ability to obtain additional financing; the sufficiency of available capital to allow diaDexus to grow revenue or achieve profitability; the risk that diaDexus is unable to obtain required regulatory approvals and to commercially reintroduce its PLAC TIA test in a timely manner, or at all, or that diaDexus revenues are materially adversely affected by the issuance of a “do not use” letter to diaDexus customers with respect to the PLAC TIA test, the technical and commercial merits and potential of diaDexus’ diagnostic products; and the difficulty of developing pharmaceutical and diagnostic products, obtaining regulatory and other approvals and achieving market acceptance. Additional factors that could cause VaxGen’s results to differ materially from those described in the forward-looking statements can be found in VaxGen’s most recent annual reports on Form 10-K and subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, which are filed with the SEC and available at the SEC’s web site at www.sec.gov and which discussions also are incorporated herein by reference. The information set forth herein speaks only as of the date hereof, and diaDexus and VaxGen disclaim any intention and do not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed merger, VaxGen may file with the SEC a registration statement on Form S-4, which will include a prospectus of VaxGen and other relevant materials in connection with the proposed transactions, and may file with the SEC other documents regarding the proposed transaction. The final prospectus would be mailed to the stockholders of diaDexus. Investors and security holders of diaDexus are urged to read the prospectus (including any amendments or supplements thereto) and the other relevant material carefully in their entirety IF AND when they become available because they will contain important information about diaDexus, VaxGen and the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.

Upon filing, any prospectus and other relevant materials (when and if they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by VaxGen by directing a written request VaxGen, Inc., 379 Oyster Point Boulevard, Suite 10, South San Francisco, CA 94080, Attention: Investor Relations.